EXHIBIT 8.1

                  Opinion of Shaw, Pittman, Potts & Trowbridge
               regarding certain material tax issues relating to
                       CNL American Properties Fund, Inc.


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                                  SHAW PITTMAN
                               POTTS & TROWBRIDGE
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                              2300 N Street, N.W.
                          Washington, D.C.  20037-1128
                                  202.663.8000
                             Facsimile 202.663.8007

                                                                New York
                                                                Virginia



                                January 15, 1998



CNL American Properties Fund, Inc.
400 E. South Street
Suite 500
Orlando, Florida  32801

Ladies and Gentlemen:

         You have requested certain opinions regarding the application of U.S. federal income tax laws to CNL American Properties Fund, Inc. (the "Company") in connection with the registration statement on Form S-11, No. 333-37657, originally filed with the Securities and Exchange Commission on October 10, 1997, and the amendments thereto (the "Registration Statement"). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the prospectus included in the amendment to the Registration Statement filed on January 15, 1998.

         In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:
(1) the Registration Statement (including all Exhibits thereto and all amendments made thereto through the date hereof), (2) the Articles of Incorporation of the Company, together with all amendments, (3) certain written representations of the Company contained in a letter to us dated January 15, 1998, and attached hereto, (4) copies of all leases entered into by the Company as of the date hereof and (5) such other documents or information as we have deemed necessary to render the opinions set forth in this letter. In our review, we have assumed, with your consent, that the documents listed above that we reviewed in proposed form will be executed in substantially the same form, all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles of Incorporation of the Company, have been or will be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

         Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company. To the extent that the representations of the Company are with respect to matters set forth in the Code or Treasury Regulations, we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.



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CNL American Properties Fund, Inc.
January 15, 1998
Page 2

         Based upon, and subject to, the foregoing, we are of the opinion as follows:

         1. The Company qualified as a REIT under the Code for the taxable years ending December 31, 1995, December 31, 1996, and December 31, 1997, the Company is organized in conformity with the requirements for qualification as a REIT, and the Company's proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code.

         2. The discussion of matters of law under the heading "FEDERAL INCOME
TAX
                  CONSIDERATIONS" in the Registration Statement is accurate in all material respects, and such discussion fairly summarizes the federal income tax considerations that are likely to be material to a holder of Shares of the Company.


         3. Assuming that there is no waiver of the restrictions on ownership of Shares in the Articles of Incorporation of the Company and that a tax-exempt stockholder does not finance the acquisition of its Shares with "acquisition indebtedness" within the meaning of Section 524(c) of the Code or otherwise use its Shares in an unrelated trade or business, the distributions of the Company with respect to such tax-exempt shareholder will not constitute unrelated business taxable income as defined in Section 512(a) of the Code.

         4. Assuming (i) the Company leases those Properties for which it owns the underlying land on substantially the same terms and conditions described in the "Business -- Description of Property Leases" section of the Registration Statement, and
                  (ii) the residual value of such Properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Company's cost of such Properties, and the remaining useful lives of the Properties at the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the Properties' useful lives at the beginning of their lease terms, the Company will be treated as the owner of the Properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership.

         5. Assuming a transaction involving a Property for which the Company does not own the underlying land is recharacterized as a financing transaction, the income derived therefrom will constitute interest on an obligation secured by a mortgage on an interest in real property for federal income tax purposes.

         6. Assuming (i) the Secured Equipment Leases are made on substantially the same terms and conditions described in the "Business -- General" section of the Registration Statement, and (ii) each of the Secured Equipment Leases will have a term that equals or exceeds the useful life of the Equipment subject to the lease, the Company will not be treated as the owner of the Equipment that is subject to the Secured Equipment Leases and the Company will be able to treat the Secured Equipment Leases as loans secured by personal property for federal income tax purposes.

         7. Assuming that each Joint Venture has the characteristics described in the "Business -- Joint Venture Arrangements" section of the Registration Statement, and is operated in the same manner as the Company operates with respect to Properties that it owns directly, (i) the Joint Ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code and not as associations taxable as corporations, and the Company will be subject to tax as a partner pursuant



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CNL American Properties Fund, Inc.
January 15, 1998
Page 3

                  to Sections 701-761 of the Code and (ii) all material allocations to the Company of income, gain, loss and deduction as provided in the Joint Venture Agreements and as discussed in the Registration Statement will be respected under Section 704(b) of the Code.

         For a discussion relating the law to the facts and legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the sections of the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

         The opinions set forth in this letter are based on existing law as contained in the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including any Temporary and Proposed Regulations), and interpretations of the foregoing by the Internal Revenue Service ("IRS") and by the courts in effect (or, in case of certain Proposed Regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. Moreover, the Company's ability to achieve and maintain qualification as a REIT depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of the Company's stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our positions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS.

         The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply the undersigned has offered its opinion on any other matter.

         We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement.

                                          Very truly yours,

                                          SHAW, PITTMAN, POTTS & TROWBRIDGE


                                          By: /s/ Charles B. Temkin
                                          -------------------------------------
                                          Charles B. Temkin, P.C.